EXHIBIT 10.12

___________ __, 20__

[Name of Recipient]
[Address]

Notice of Grant of Restricted Stock Units

Dear [Name]:

Congratulations! You have been granted a restricted stock unit award (the “Award”) pursuant to the terms and conditions of the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan, as modified by any sub-plan, addendum, or supplement applicable to you under Appendix A to the Agreement (as defined below) (the “Plan”) and the attached Verint Systems Inc. (the “Company”) Restricted Stock Unit Award Agreement (the “Agreement”). The details of your Award are specified below and in the attached Agreement. Capitalized terms used in this Notice of Grant and not otherwise defined shall have the meanings given in the Plan or the Agreement.

Granted To: [Name]
ID#: [ID Number]

Grant Date: [___________]

Units Granted: [Number]

Price Per Unit: U.S.$0.00

Vesting Schedule:
The restricted stock units granted hereby shall vest on each of the following dates:

(a) [__%] on [______________];
(b) [__%] on [______________]; and
(c) [__%] on [______________].

Verint Systems Inc.

By my signature below or my electronic acceptance hereof (if provided to me electronically), I hereby acknowledge my receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I agree that the Award is subject to all of the terms and conditions of this Notice of Grant, the Plan, and the Agreement, including without limitation, the applicable forfeiture provisions. I further acknowledge and agree that if I do not accept this Award by signing below or completing an electronic acceptance hereof within 30 days from the date I receive this Notice of Grant, my Award will be cancelled.

Signature: _______________________________ Date: ______________

VERINT SYSTEMS INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) and the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan, as modified by any sub-plan, addendum, or supplement applicable to you under Appendix A to this Agreement (the “Plan”) govern the terms and conditions of the Restricted Stock Unit Award (the “Award”) specified in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) delivered herewith entitling the person to whom the Notice of Grant is addressed (“Grantee”) to receive from Verint Systems Inc. (the “Company”) the number of restricted stock units indicated in the Notice of Grant.

1.RESTRICTED STOCK UNITS; VESTING

1.1    Grant of Restricted Stock Units.

(a)    The Award of the restricted stock units (as may be further defined under the terms of the Plan, “Restricted Stock Units”) is made subject to the terms and conditions of the Plan, this Agreement and the Notice of Grant.

(b)    If and when the Restricted Stock Units vest in accordance with the terms of the Plan, this Agreement and the Notice of Grant without forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units, one Share shall be issuable to Grantee for each Restricted Stock Unit that vests on such date, which Shares, except as otherwise provided herein or in the Notice of Grant, will be free of any Company-imposed transfer restrictions. Notwithstanding any other provision of this Agreement, the Company reserves the right to settle the Award in cash or cancel the award for cash, based on the Fair Market Value of the Shares on the applicable vesting dates, subject to required withholding and in accordance with the customary payroll practices of the entity employing Grantee.

1.2    Vesting.

(a)    Subject to the terms and conditions of this Agreement, the applicable percentage or fraction (per the Notice of Grant) of Restricted Stock Units awarded hereunder shall be deemed vested and no longer subject to forfeiture under this Agreement on the applicable vesting date in accordance with the schedule set forth in the Notice of Grant. Any fractional Restricted Stock Units resulting from the vesting of the Award shall be discarded and shall not be converted into a fractional Share.

(b)    Vesting shall cease upon the date Grantee’s Continuous Service terminates for any reason, unless otherwise determined by the Board or the Committee in its sole discretion or otherwise provided in a separate written agreement between the parties.

(c)    Notwithstanding the other provisions of this Section 1.2 or of Section 1.3, if Grantee is a non-employee director of the Company and his or her term as a director concludes prior to the time this Award has fully vested at an annual meeting of the Company’s stockholders (for any reason other than a reason that is or would have been a basis for his or her removal for cause), then a pro-rated portion (measured based on the number of days elapsed from the beginning of the then-current fiscal year divided by 365, and rounded down to the nearest whole share) of Grantee’s Restricted Stock Units awarded hereunder shall vest upon such conclusion of Grantee’s term.

1.3    Forfeiture.

(a)    Except as otherwise provided herein, Grantee’s right to receive any of the Restricted Stock Units is contingent upon his or her remaining in the Continuous Service of the Company or a Subsidiary or Affiliate through the respective vesting dates specified in the Notice of Grant and hereunder. If Grantee’s Continuous Service terminates for any reason, all Restricted Stock Units which are then unvested shall, unless otherwise determined by the Board or the Committee in its sole discretion or subject to a separate written agreement between the parties, be cancelled and the Company shall thereupon have no further obligation thereunder. For the avoidance of doubt, subject to a separate written agreement between the parties, Grantee acknowledges and agrees that he or she has no expectation that any Restricted Stock Units will vest on the termination of his or her Continuous Service for any reason and that he or she will not be entitled to make a claim for any loss occasioned by such forfeiture as part of any claim for breach of his or her employment or service contract or otherwise.

1.4    Delivery.

(a)    Subject to Section 1.6 and any other applicable conditions hereunder, as soon as administratively practicable following the vesting of Restricted Stock Units in accordance with the terms of this Agreement and the Notice of Grant (but in no event later than the date the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares), the Company shall issue the applicable Shares and, at its option, (i) deliver or cause to be delivered to Grantee a certificate or certificates for the applicable Shares or (ii) transfer or arrange to have transferred the Shares to a brokerage account of Grantee designated by the Company.

(b)    Notwithstanding the foregoing, the issuance of Shares upon the vesting of a Restricted Stock Unit shall be delayed in the event the Company reasonably anticipates that the issuance of Shares would constitute a violation of U.S. federal securities laws, other applicable law, or Nasdaq rules. If the issuance of the Shares is delayed by the provisions of this paragraph, such issuance shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause such a violation. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code or other tax legislation applicable to Grantee is not considered a violation of applicable law.

1.5    Restrictions.

(a)    Except as provided herein, Grantee shall not have any rights as a stockholder with respect to any Shares to be distributed under this Agreement until he, she, or it has become the holder of such Shares as provided in this Agreement. Until delivery of such Shares (or other settlement of the Award hereunder), Grantee will have only the rights of a general unsecured creditor of the Company.

(b)    The Award is subject to the transferability restrictions under the Plan.

1.6    Tax; Withholding.
(a)    The Company shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company or its Subsidiary with respect to any income recognized by Grantee with respect to the Restricted Stock Units or the issuance of Shares pursuant to the terms of the Restricted Stock Units.

(b)    Neither the Company nor any Subsidiary, Affiliate or agent makes any representation or undertaking regarding the treatment of any tax or withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Shares subject to the Award. The Company and its Subsidiaries and Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to Grantee with respect thereto.

(c)    Notwithstanding the withholding provision in the Plan:

(i)    If in the tax jurisdiction in which Grantee resides a tax withholding obligation arises upon vesting of the Award (regardless of when the Shares underlying the Award are delivered to Grantee), or for non-employee directors of the Company in any jurisdiction, on each date that all or a portion of the Award actually vests, (1) if the Company does not have in place an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and there is not a Securities Act exemption available under which Grantee may sell Shares or (2) if Grantee is, at the time of vesting, subject to a Company-imposed trading blackout, then unless Grantee has made other arrangements satisfactory to the Company, the Company will (x) with respect to employees of the Company, withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Company in its sole discretion) to cover the minimum amount of the tax withholding obligation and (y) with respect to non-employee directors of the Company, settle 40% of the portion of the Award then vesting in cash by paying Grantee cash (in accordance with the Company’s normal payroll practices) equal to the Fair Market Value of one Share for each Restricted Stock Unit being settled in such manner.

(ii)    If in the tax jurisdiction in which Grantee resides, a tax withholding obligation arises upon delivery of the Shares underlying the Restricted Stock Units (regardless of when vesting occurs), then following each date that all or a portion of the Award actually vests, the Company will defer the delivery of the Shares otherwise deliverable to Grantee until the earliest of (1) the date Grantee’s employment with the Company (or a Subsidiary or Affiliate) is terminated (by either party), (2) the date that the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares, or (3) the date on which the Company has in place an effective registration statement under the Securities Act or there is a Securities Act exemption available under which Grantee may sell Shares and on which Grantee is not subject to a Company-imposed trading blackout (the earliest of such dates, the “Delivery Date”). If on the Delivery Date (x) the Company does not have in place an effective registration statement under the Securities Act and there is not a Securities Act exemption available under which Grantee may sell Shares or (y) Grantee is subject to a Company-imposed trading blackout, then unless Grantee has made other arrangements satisfactory to the Company, the Company will withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Company in its sole discretion) to cover the minimum amount of the tax withholding obligation.

(d)    Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Award, regardless of any action the Company or any of its Subsidiaries, Affiliates or agents takes with respect to any tax withholding obligations that arise in connection with the Award. Accordingly, Grantee agrees to pay to the Company or its relevant Subsidiary, Affiliate or agent as soon as practicable, including through additional payroll withholding (if permitted under applicable law), any amount of required tax withholding that is not satisfied by any such action of the Company or its Subsidiary, Affiliate or agent.

(e)    The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of Shares of common stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Grantee’s transactions under this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such rule is applicable to transactions by Grantee.

1.7.    Detrimental Activity. In the event the Company determines or discovers during or after the course of Grantee’s employment or service that Grantee committed an act during the course of employment or service that constitutes or would have constituted Cause for termination, the Committee shall have the right, to the maximum extent permissible under applicable law, to cancel all or any portion of the Award (whether or not vested).

1.8.    Erroneously Awarded Compensation. The Award, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder (collectively, the “Dodd-Frank Act”), may be subject to a claw back policy or other incentive compensation policy established from time to time by the Company to comply with such Act.

2.CERTAIN DEFINITIONS

Defined terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, in each instance that the term “Company” is used in the Plan, “Company” shall mean Verint Systems Inc.

3.    REPRESENTATIONS OF GRANTEE

Grantee hereby represents to the Company that Grantee has read and fully understands the provisions of this Agreement, and Grantee acknowledges that Grantee is relying solely on his or her own advisors with respect to the tax consequences of the Award. Grantee acknowledges that this Agreement has not been reviewed or approved by any regulatory authority in his or her country of residence or otherwise.
4.    NOTICES

All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:

Verint Systems Inc.
225 Broadhollow Road
Melville, NY 11747
U.S.A.
Attn: General Counsel
To Grantee:

as set forth in the Company’s payroll
records

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given. Grantee will promptly notify the Company in writing upon any change in Grantee’s mailing address or e-mail address.

5.    BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Grantee and the assigns and successors of the Company.

6.    ENTIRE AGREEMENT; AMENDMENT
The Plan, this Agreement and the Notice of Grant represent the entire agreement of the parties with respect to the subject matter hereof. Subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of Grantee or any holder or beneficiary of the Award previously granted shall not be effective as to Grantee without the written consent of Grantee, holder or beneficiary, but further provided that the consent of Grantee or any holder or beneficiary shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with (a) the Dodd-Frank Act, including, without limitation, as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act and (b) Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance, or any other applicable equivalent tax law, rule, or regulation, as the Company deems appropriate or advisable.

7.    GOVERNING LAW

The rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the state of New York for the purposes of any legal action or proceeding arising out of this Agreement. Nothing in this Agreement shall affect the right of the Company to commence proceedings against Grantee in any other competent jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Grantee in any manner authorized by the laws of any such jurisdiction. Grantee irrevocably waives:

(a) any objection which he, she, or it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and

(b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

8.    SEVERABILITY

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or this Agreement, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, person or this Agreement and the remainder of this Agreement shall remain in full force and effect.

9.    ONE-TIME GRANT; NO RIGHT TO CONTINUED SERVICE OR PARTICIPATION; EFFECT ON OTHER PLANS

The Award evidenced by this Agreement is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards, even if awards have been made repeatedly in the past. Further, the Award is made outside the scope of Grantee’s employment or service contract, if any, unless otherwise expressly provided therein. Neither this Agreement nor the Notice of Grant shall be construed as giving Grantee the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss Grantee from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any applicable employment or service contract or agreement. In the event that Grantee is not an employee of the Company, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company or any Affiliate or Subsidiary of the Company. Payment received by Grantee pursuant to this Agreement and the Notice of Grant shall not be considered part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate in which Grantee may be enrolled, except as provided under the terms of such plans, or as determined by the Board.

10    NATURE OF THE GRANT

In accepting the Award, Grantee acknowledges that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

(b)    Grantee’s participation in the Plan is voluntary;

(c)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(d)    if Grantee receives Shares upon vesting of the Award, the value of such Shares may increase or decrease in value; and

(e)    in consideration of the grant of the Award, no claim or entitlement to compensation or damages arises from diminution in value of the Award received upon vesting of the Award or, except as otherwise provided herein or under a separate agreement between the parties, from the termination of the Award resulting from termination of Grantee’s Service to the Company or a Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and, subject to the foregoing, Grantee irrevocably releases the Company and its Subsidiaries and Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee shall be deemed irrevocably to have waived his, her or its entitlement to pursue such claim.

11    NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of this Agreement, the Notice of Grant or any rule or procedure established by the Committee.

12    USE OF THE WORD “GRANTEE”

Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.

13    FURTHER ASSURANCES

Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement.

14    COLLECTION, USE, AND SHARING OF PERSONAL DATA

For EU and UK Grantees:

Please review the GDPR Notice attached in Appendix B.

For all other Grantees:

Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this document by and among, as applicable, Grantee’s employer (the “Employer”), the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company and the Employer may hold certain personal information about him, including, but not limited to, Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee understands that Data will be transferred to the Company and may be transferred to a stock plan service provider as may be selected by Grantee in the future, which is assisting the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee authorizes the Company, the Employer, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. Grantee understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s legal department. Grantee understands, however, that refusing or withdrawing his consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he may contact the Company’s legal department.

15    GOVERNING PLAN DOCUMENT

This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan control.

END OF AGREEMENT

APPENDIX A

CERTAIN NON-US INFORMATION

This Appendix provides specific additional information (in effect as of the Grant Date) that applies to residents of the countries listed below. Capitalized terms not defined in this Appendix shall have the meaning set forth in the Plan.
Australia
Taxation - You understand that the RSUs should satisfy the real risk of forfeiture test for deferral concessions as set forth in the Employee Share Scheme legislation because you will forfeit the Award if certain conditions are not met (i.e., you must remain continuously employed until the award vests), and accordingly, you will be subject to deferred taxation and should generally not be subject to tax when the Award is granted. Furthermore, by accepting the grant of the Award, you acknowledge that you do not hold a beneficial interest in more than 10% of the Company’s common stock, and you are not in a position to cast, or to control the casting of more than 10% of the maximum number of votes that might be cast at a general meeting of the Company.
The Plan is a plan subject to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Information - Australian law may impose certain holding period requirements (e.g., one year) on the Shares following vesting. In addition, if Grantee offers Shares for sale directly (as opposed to indirectly via the public markets) to a person or entity resident in Australia, the offer may be subject to certain disclosure requirements under Australian law. Please consult with your own advisor regarding the applicability of these requirements to your holdings or sales of the Shares.
The written or other material provided to you in connection with the award has been prepared for the purpose of complying with the relevant United States securities regulations and stock exchange requirements applicable to offers in the United States. The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law. The Company is not subject to the Australian Stock Exchange continuous disclosure requirements.
    Canada
Termination - For purposes of the Agreement, the date of occurrence of Grantee's termination of Continuous Service with the Company or a Subsidiary or Affiliate is the later of (i) the date that Grantee actually ceases to perform services for the Company or a Subsidiary or Affiliate; and (ii) the last day of the period during which Grantee is entitled to notice of termination under applicable minimum employment standards legislation (the "Termination Date"). For greater certainty, the Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination of which Grantee is in receipt or may be eligible to receive at common law, pursuant to a contract, or otherwise; and no grants or damages in lieu thereof are payable with respect to any applicable statutory severance period or contractual or common law notice period. Notwithstanding the foregoing, in no event will Grantees receive less under the Agreement than that required by applicable minimum employment standards legislation.
Additional Restrictions on Resale - In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily resident in Canada.
Form of Payment - Due to legal restrictions in Canada and notwithstanding any language to the contrary in the Plan, you are prohibited from surrendering Shares that you already own or from attesting to the ownership of shares to pay any tax withholding in connection with the RSUs granted. Any tax withholding must be paid in cash or by check or by wire transfer of immediately available funds, by net share withholding, by a combination of such methods of payment, or by such other methods as may be approved by the Company.

Tax - The shares underlying the Award are non-qualifying securities for purposes of the Income Tax Act (Canada).

Acknowledgement - By accepting this Award through the E*TRADE web portal (or its successor), you declare that you expressly agree with the provisions regarding termination of employment described in the Plan, the Agreement, the Notice of Grant, and the special terms and conditions set forth in this Appendix A applicable to Canada.

    Province of Quebec
The parties acknowledge that it is their express wish that this Appendix, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly to indirectly hereto, be provided to them in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Colombia
Securities Law Acknowledgement. The shares are being offered under circumstances that do not constitute a public offering of securities under applicable Colombian securities laws and regulations. The offer of the shares is addressed to fewer than one hundred specifically identified employees. Accordingly, the shares may not be marketed, offered, sold or negotiated in Colombia, except under circumstances which not constitute a public offering of securities under applicable Colombian securities law and regulations.
Germany
Data Privacy - Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix B and which replaces the Data Privacy provision set forth in the Agreement.
Hong Kong
Type of Offering - The RSUs and the underlying Shares do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries and affiliates. The Agreement, including this Appendix A, the Plan, and other incidental communication materials, have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The award and any related documentation are intended only for the personal use of each eligible employee of the Company or its subsidiaries and affiliates and may not be distributed to any other person. If you have any doubt about any of the contents of the Agreement, including this Appendix A, or the Plan, you understand that you should obtain independent professional advice.
Restricted Stock Units Settled in Shares Only - Notwithstanding anything to the contrary in the Plan and/or the Agreement, you understand that any Restricted Stock Units granted to you shall be paid in shares only and do not provide any right for you to receive a cash payment.
Hungary
Data Privacy - Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix B and which replaces the Data Privacy provision set forth in the Agreement.

Ireland
Director Notification Requirement - If you are director, shadow director or secretary of an Irish subsidiary of the Company and you (individually, or in the aggregate with your close family members) own more than a 1% interest in the Company, you are subject to certain notification requirements under the Companies Act 2014, as amended. Among these requirements is an obligation to notify the secretary of the Irish subsidiary in writing when you (i) receive an interest (e.g. RSUs or Shares) in the Company and the number and class of shares or rights to which the interest relates and (ii) become substantially vested in such interest. In addition, you must notify the Irish subsidiary when you sell Shares acquired pursuant to any award granted under the Plan. You must notify the secretary of the Irish subsidiary of the acquisition or disposal of an interest in Shares within five days following the day of acquisition, vesting or disposal of the interest in RSUs or Shares, or within eight days of being a director, shadow director or secretary if such an interest exists at that time (or you become aware of such an interest). These notification requirements also apply to any rights or shares acquired by your spouse or children under the age of 18. Details of any such notifiable interests in RSUs and Shares in relation to directors are required to be disclosed in the statutory financial statements of the Irish affiliate of the Company, along with details of the directors' remuneration.
Data Privacy - Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix B and which replaces the Data Privacy provision set forth in the Agreement.
Israel
By my signature on or electronic acceptance of this Agreement, I acknowledge that the Award is granted under and governed by (i) this Agreement, (ii) the Plan, a copy of which has been provided to me or made available for my review, (iii) the Israeli Supplement (“the Supplement”), a copy of which has been provided to me or made available for my review; (iv) Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith, and (v) the Trust Agreement, a copy of which has been provided to me or made available for my review. Furthermore, by my signature on or electronic acceptance of this Agreement, I agree that the Awards will be issued to the Trustee to hold on my behalf, pursuant to the terms of the Section 102, the Section 102 Rules and the Trust Agreement.
In addition, by my signature on or electronic acceptance of this Agreement, I confirm that I am familiar with and understand the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection 102(b)(3) thereof, and its tax consequences, and I agree that I will not require the Trustee to release the Awards or Company shares to me, or to sell the Awards or Company shares to a third party, during the Holding Period, unless permitted to do so by applicable law. I further confirm that I understand that any release of such Awards or Shares prior to the termination of the

Holding Period, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments.
All capitalized terms in this undertaking shall have the meaning granted to them under the Supplement.

Mexico

In accepting the Awards granted under the Plan, you expressly recognize that the Company, with registered offices at 175 Broadhollow Road, Melville, NY 11747-3201 U.S.A. is solely responsible for the administration of the Plan and that your participation in the Plan and your acquisition of Shares does not constitute an employment relationship between yourself and Verint Systems since you are participating in the Plan on a wholly commercial basis and your sole employer is the applicable Verint Systems affiliate in Mexico (“Verint Systems-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from your participation in the Plan do not establish any rights between yourself and your employer, Verint Systems-Mexico, and do not form part of the employment conditions and/or benefits provided by Verint Systems-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of Verint Systems; therefore, Verint Systems reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Verint Systems for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Verint Systems, its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Al aceptar los premios bajo el Plan, usted expresamente reconoce que Verint Systems, con sus oficinas registradas en 225 Broadhollow Road, Melville, NY 11747 U.S.A. es el único responsable de la administración del Plan y que su participación en el Plan y su adquisición de acciones no constituyen una relación de empleo entre usted y Verint Systems. Usted está participando en el Plan a nivel comercial y su único empleador es la compañía correspondiente afiliada a Verint Systems en México ("Verint Systems -México"). Basado en lo anterior, usted expresamente reconoce que el Plan y los beneficios que le corresponden a usted por su participación en el Plan no establecen derechos entre usted y su empleador, Verint Systems -México, y no forman parte de las condiciones de empleo ni de los beneficios otorgados a usted por Verint Systems-México. Cualquier cambio en el Plan o la suspensión del mismo no constituye un cambio ni un impedimento de sus términos y condiciones de empleo.

Además, comprende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de Verint Systems; por lo tanto, Verint Systems se reserva el derecho absoluto de modificar y/o interrumpir su participación en cualquier momento sin ninguna responsabilidad hacia usted.

Finalmente, por la presente declara que no se reserva ninguna acción ni derecho a presentar ningún reclamo contra Verint Systems por ninguna compensación o daños con respecto a cualquier disposición del Plan o los beneficios derivados del Plan y, por lo tanto, otorga una amplia y completa liberar a Verint Systems, sus afiliados, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales con respecto a cualquier reclamo que pueda surgir.

Netherlands

Data Privacy - Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix B and which replaces the Data Privacy provision set forth in the Agreement.

New Zealand

You are being offered an opportunity to participate in the Plan. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013, you are hereby notified that, you have the right to receive, free of charge, a copy of Verint’s latest annual report and a copy of the relevant financial statements of Verint. In compliance with an exemption to the New Zealand Securities Act, you are hereby notified that, with the exception of the Plan and of this Agreement, which will also be delivered to you via e-mail as part of your grant notification link, the documents listed below are available for your review on the Company’s external and/or internal sites at the web addresses listed below:

•The Company’s most recent annual report and most recently published financial statements: https://www.sec.gov/cgi-bin/browse-edgar?company=Verint&CIK=&filenum=&State=&SIC=&owner=include&action=getcompany

•The Company 2023 Equity Incentive Plan:
https://www.sec.gov/Archives/edgar/data/1166388/000116638823000126/vrnt-exh101xjun2320238xkx2.htm

•Warning

•This is an offer of RSUs. If the RSUs vest and you receive shares in Verint, the shares will give you a stake in the ownership of Verint. You may receive a return if dividends are paid.

•If Verint runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

•New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

•The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

•Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

•Verint’s shares are listed on the Nasdaq. This means you may be able to sell Verint’s shares, if received with respect to the RSUs on the Nasdaq if there are interested buyers. You may get less than you invested. The price will depend on the demand for Verint’s shares.

Singapore
Director Notification Requirement - If you are a director (including any chief executive officer appointed as a director (as such terms are defined in the Singapore Companies Act 1967 (the "Companies Act"))) of a Singaporean affiliate of the Company (a "Singapore Related Company"), you are subject to certain notification requirements under the Companies Act. Among these requirements is an obligation to notify the Singaporean affiliate in writing when you receive an interest in shares (e.g., RSUs or Shares) in the Company or any related companies. In addition, you must notify the Singaporean affiliate when you sell Shares or if there is any change in particulars of your interests in the Shares. These notifications must be made within two business days after (a) the date on which you became a director of a Singapore Related Company, (b) the date you dispose of, or have any change in any particulars of any interest, in RSUs or Shares and (c) the date you acquire an interest in the RSUs or Shares, as the case may be.
Securities Law Information - The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(i) of the Securities and Futures Act 2001. As a result, the grant is exempt from the prospectus and registration requirements under Singaporean law and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

United Kingdom
Your grant of Awards is being made pursuant to the UK Sub-plan, which contains additional terms and conditions that govern your Awards and participation in the Plan. Please review that document carefully.
Grantee agrees, as a condition to its acceptance of the Award, to satisfy any requirement of the Company or any Subsidiary that, prior to vesting of all or any part of the Award, Grantee enter into a joint election under section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003, the effect of which is that the Shares issued on vesting will be treated as if they were not restricted securities.
You agree that the Agreement is entered into by the Company on its own behalf and on behalf of its Subsidiaries.
Tax withholding obligations under this Agreement shall include, without limitation:
    (i)    United Kingdom (UK) income tax; and
    (ii)    UK primary class 1 (employee's) national insurance contributions.
(collectively, the "Withholding Tax Obligations").
Furthermore, Grantee authorizes Grantee’s employer (the “Employer”), in its discretion, to (a) require Grantee to remit to the Employer on the date on which the RSUs vest cash in an amount sufficient to satisfy all applicable Withholding Tax Obligations related to such vesting and/or (b) deduct from Grantee’s regular salary payroll cash, on a payroll date coincident with or following the date on which the RSUs vest, in an amount sufficient to satisfy such Withholding Tax Obligation, and/or (c) withhold from the total number of Shares that become issuable to Grantee on the applicable vesting date a number of Shares that has a Fair Market Value on the date of withholding equal to the aggregate amount of such Withholding Tax Obligation based on the maximum statutory withholding rates for income tax and national insurance contribution purposes that are applicable to such taxable income, in which case Grantee will be taken to have foregone the right to be issued the number of Shares so withheld in order to make good the Withholding Tax Obligation.

Data Privacy - Please consult the notice addressing the UK General Data Protection Regulation (GDPR), which is attached hereto as Appendix B and which replaces the Data Privacy provision set forth in the Agreement.

APPENDIX B

Data Privacy Notice for Participants in the European Economic Area and the United Kingdom

RE: Verint Systems Inc. 2023 Long-Term Stock Incentive Plan (the “Plan”)

Dear Participant:

The EU General Data Protection Regulation (EU 2016/679) (also known as the “EU GDPR”) applies across the EEA. The United Kingdom applies its own version of the EU GDPR (the "UK GDPR", collectively with the EU GDPR, the "GDPR"). For the purposes of the GDPR, Verint Systems Inc. (the “Company”) wants to make participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant award agreement, or agreements, including any addenda, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, purchased, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 175 Broadhollow Road, Melville, New York, 11747, U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan and to comply with all related legal obligations.

Legitimate Interests: The Company holds the Data for the legitimate interests of permitting participants to participate in the Plan, including implementing, administering and maintaining the Plan and each participant's participation in the Plan and complying with related legal obligations.

Data Retention: The Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and for the Company to comply with its legal obligations. This may be on an indefinite basis, as these records are part of the statutory records of the Company.

International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is processed by the Company in the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the EEA and the United Kingdom to the United States or elsewhere. You should be aware that the United States and other jurisdictions have different data privacy laws and protections than the data privacy laws in place in the EEA and the United Kingdom. In addition, the Company is party to intercompany standard contractual clauses for the transfer of Data to the United States.

Other Recipients: To fulfill its obligations under the Agreements, the Company may share Data with its subsidiary companies that employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements. Data may also be shared with the Company's information technology and human resources service providers, with its legal and professional advisors and with governmental, including taxation, authorities in the United States and other jurisdictions.

Any such recipients may process the Data as processors (when processing the Data on behalf and upon instructions of the Company), or as distinct controllers (when processing the Data for their own purposes, such as fulfilling their own obligations).

Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to and/or the right to request the limitation of the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company to require the Company to cease processing it and to have the Data processed by the Company restricted. You must understand, however, that the processing of the Data is necessary for the performance of the Plan and that if you do not provide your

Data , it may affect your ability to participate in the Plan. For more information on the exercise of the above rights and in particular the consequences of a potential request for erasure or objection, please contact the Company using the contact details below. You also have the right to provide the Company with specific instructions for the processing of the Data after your death.

Finally, you have the right to lodge a complaint with the competent data protection supervisory authority of the EEA member state in which you are resident or with the Information Commissioner if you are a resident of the United Kingdom.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply technical and organizational measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the Data contained in them.

Contact: If you have any questions concerning this Notice, you should contact the Verint Equity Team by using the following contact details: Equity_Assistance@Verint.com